                                                                    Exhibit 10.3





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                          PLEDGE AND SECURITY AGREEMENT

                                   dated as of

                                  June 27, 2001

                                      among

                                ISP CHEMCO INC.,
                       as a Borrower and the Lead Borrower

                                       and

                               ISP CHEMICALS INC.,

                            ISP TECHNOLOGIES INC. and

                               ISP MINERALS INC.,
                             as additional Borrowers


                     The SUBSIDIARY GUARANTORS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


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                          J.P. MORGAN SECURITIES INC.,
                    as Advisor, Lead Arranger and Bookrunner

            BEAR STEARNS CORPORATE LENDING INC. and UBS WARBURG LLC,
                            as Co-Syndication Agents

           DEUTSCHE BANC ALEX. BROWN INC. and THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents

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
                                TABLE OF CONTENTS

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
Section 1.  Definitions...................................................    1

Section 2.  Representations and Warranties................................    4

Section 3.  Collateral....................................................    6

Section 4.  Cash Proceeds of Collateral...................................    8
         4.01  Collateral Account.........................................    8
         4.02  Proceeds of Accounts.......................................    8
         4.03  Investment of Balance in Collateral Account................    9
         4.04  Cover for LC Exposure......................................    9
         4.05  Dispositions and Net Available Proceeds....................    9

Section 5.  Further Assurances; Remedies..................................   10
         5.01  Delivery and Other Perfection..............................   10
         5.02  Other Financing Statements and Liens.......................   11
         5.03  Preservation of Rights.....................................   11
         5.04  Special Provisions Relating to Certain Collateral..........   11
         5.05  Events of Default, Etc.....................................   14
         5.06  Deficiency.................................................   16
         5.07  Locations; Names...........................................   16
         5.08  Private Sale...............................................   16
         5.09  Application of Proceeds....................................   16
         5.10  Attorney-in-Fact...........................................   17

Section 6.  Miscellaneous.................................................   17
         6.01  Notices....................................................   17
         6.02  No Waiver..................................................   17
         6.03  Amendments, Etc............................................   17
         6.04  Expenses...................................................   17
         6.05  Successors and Assigns.....................................   18
         6.06  Counterparts...............................................   18
         6.07  Governing Law..............................................   18
         6.08  Captions...................................................   18
         6.09  Agents and Attorneys-in-Fact...............................   18
         6.10  Severability...............................................   18
         6.11  Additional Subsidiary Guarantors...........................   18
         6.12  Termination................................................   18

Annex 1 -         Changes of Name
Annex 2 -         New Debtor Events
Annex 3 -         Pledged Stock
Annex 4 -         Copyrights
Annex 5 -         Patents
Annex 6 -         Trademarks
Annex 7 -         Licenses
Annex 8 -         Locations
Annex 9 -         Permitted Exceptions


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
                  PLEDGE AND SECURITY AGREEMENT dated as of June 27, 2001, among ISP CHEMCO INC., ISP CHEMICALS INC., ISP TECHNOLOGIES INC. and ISP MINERALS INC., each a Delaware corporation (individually, a "Borrower", and, collectively, the "Borrowers"), ISP CHEMCO INC., as agent for the Obligors hereunder (in such capacity, the "Lead Borrower"), each of the SUBSIDIARY GUARANTORS party hereto from time to time and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders and the LC Bank under (and as defined in) the Credit Agreement referred to below (in such capacity, the "Administrative Agent").

                  The Borrowers, the Subsidiary Guarantors (as defined below), certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of June 27, 2001 (the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said lenders to the Borrowers in an aggregate principal or face amount not exceeding $450,000,000 at any one time outstanding. In addition, the Obligors (as defined below) may from time to time be obligated to one or more of said lenders in respect of one or more Hedge Agreements under and as defined in the Credit Agreement, cash management arrangements and foreign exchange contracts and facilities.

                  To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and under the Hedge Agreements, cash management arrangements and foreign exchange contracts and facilities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to grant a security interest in the Collateral (as defined below) as security for the Secured Obligations (as defined below).

                  Accordingly, the parties hereto agree as follows:

                  Section 1.  Definitions.

                  (a) As used in this Agreement, the following terms have the meanings specified below:

                  "Collateral" has the meaning assigned thereto in Section 3.

                  "Collateral Account" has the meaning assigned thereto in
         Section 4.01.

                  "Commercial Tort Claims" has the meaning assigned thereto in the UCC and, if not defined therein, such term means a claim arising in tort with respect to which (a) the claimant is an organization or (b) the claimant is an individual and the claim (i) arose in the course of the claimant's business or profession and (ii) does not include damages arising out of personal injury to or the death of an individual.

                  "Copyright Collateral" means all Copyrights, whether now owned or hereafter acquired by any Obligor, including each Copyright identified in Annex 4.


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                  "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and
         (ii) the right to obtain all renewals thereof.

                  "Intellectual Property" means with respect to any Obligor, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral of such Obligor, together with (a) all trade secrets of such Obligor; (b) all licenses and other agreements providing for the grant of rights to such Obligor with respect to any of the foregoing, including the licenses and other agreements listed in Annex 7; (c) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Obligor with respect to any of the foregoing; and (d) the right to sue, and to receive damages and payments, for past or future infringements thereof.

                  "Issuer" means, with respect to any Pledged Stock, each Person identified beneath the names of the Obligors on Annex 3 under the caption "Issuer".

                  "LC Exposure Sub-Account" has the meaning assigned thereto in
         Section 4.04.

                  "Letter-of-Credit Right" has the meaning assigned thereto in the UCC and, if not defined therein, such term means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance and does not include the right of a beneficiary to demand payment or performance under a letter of credit.

                  "Motor Vehicles" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

                  "New Debtor" has the meaning assigned thereto in the UCC and, if not defined therein, such term means a Person that hereafter becomes an Obligor under this Agreement pursuant to Section 6.11 or other Person that by operation of law (other than Article 9 of the UCC) or contract becomes generally obligated for the obligations of an existing Obligor hereunder, including the Secured Obligations, and acquires or succeeds to all or substantially all of the assets of such existing Obligor.

                  "Obligor" means each of the Borrowers and the Subsidiary Guarantors.

                  "Patent Collateral" means all Patents, whether now owned or hereafter acquired by any Obligor, including each Patent identified in Annex 5.

                  "Patents" means (a) all letters patents of the United States or any other country, (b) all applications for letters patents of the United States or any other country, (c) rights to obtain reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and (d) all rights throughout the world to income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto.


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                  "Pledged Stock" has the meaning assigned thereto in Section
         3(k).

                  "Secured Obligations" means, collectively, (a) all principal of and interest on the Loans, all reimbursement obligations in respect of LC Disbursements (and all interest thereon), and all fees, expenses, indemnities and other amounts whatsoever now or hereafter from time to time owing by the Borrowers to the Secured Parties, or any of them, under the Credit Documents, (b) all present and future obligations of the Subsidiary Guarantors under the Credit Documents (including in respect of their Guarantee under Article III of the Credit Agreement),
         (c) all obligations of any Obligor in respect of Hedge Agreements, cash management arrangements (including overdraft facilities and other extensions of credit in connection therewith) and foreign exchange contracts to which such Obligor and any Lender are parties, (d) all present and future obligations of the Obligors under Guarantees in favor of any Lender in respect of obligations described under clause
         (c) above and like obligations to which any other Subsidiary or Affiliate of Chemco and such Lender are parties and (e) all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder.

                  "Secured Parties" means, collectively, the Lenders, the LC Bank and the Administrative Agent.

                  "Special Reserve Sub-Account" has the meaning assigned thereto in Section 4.04.

                  "Stock Collateral" has the meaning assigned thereto in Section 3(k).

                  "Subsidiary Guarantor" means each of the Subsidiaries of Chemco identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of Chemco that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.11.

                  "Trademark Collateral" means all Trademarks, whether now owned or hereafter acquired by any Obligor, including each Trademark identified in Annex 6. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

                  "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, together, in each case, with the goodwill associated therewith, now existing or hereafter adopted or, acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (ii) the right to obtain all renewals thereof.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.


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                  (b) Terms defined in the Credit Agreement, and not defined herein, shall have the respective meanings assigned thereto in the Credit Agreement; and terms defined in the UCC, and not herein or in the Credit Agreement, shall have the respective meanings assigned thereto in the UCC.

                  (c) The foregoing definitions shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or therein, including Section 6.17 of the Credit Agreement), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance (each a "law") refer to that law as amended from time to time and include any successor law,
(iii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (v) all references herein to Sections and Annexes shall be construed to refer to Sections of, and Annexes to, this Agreement.

                  Section 2. Representations and Warranties. In addition to its representations and warranties in any of the other Credit Documents, each Obligor represents and warrants to the Secured Parties that:

                  (a) Collateral. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3, and no Lien exists upon such Collateral, except for the Liens created hereunder and other Permitted Liens.

                  (b) Creation, Perfection and Priority. The security interest created hereby constitutes a valid and perfected security interest in the Collateral in which such Obligor purports to grant a security interest pursuant to Section 3, except, solely with respect to perfection, that part of the Collateral described in clause (ii) or
         (iii) of Section 6.22(a) of the Credit Agreement and specified in Annex 9; and such perfected security interest in such Collateral is subject to no equal or prior Lien other than the other Permitted Liens set forth in Schedule II to the Credit Agreement or in Annex 9.

                  (c) Goods. Any Goods now or hereafter produced by such Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

                  (d) Changes in Circumstances. Such Obligor has not (i) within the period of four months prior to the date hereof, changed the location of its chief executive office or the jurisdiction of its organization, (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a New Debtor with


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         respect to a currently effective security agreement previously entered into by any other Person.

                  (e) Pledged Stock. (1) The Pledged Stock evidenced by the certificates identified under the name of such Obligor in Annex 3 is, and all other Pledged Stock in which such Obligor shall hereafter grant a security interest pursuant to Section 3 will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement).

                  (2) The Pledged Stock evidenced by the certificates identified under the name of such Obligor in Annex 3 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the date hereof (whether or not registered in the name of such Obligor) and Annex 3 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares constituting such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

                  (f) Intellectual Property. (1) Annexes 4, 5, and 6, respectively, set forth a complete and correct list of all letters patents of the United States or other countries and applications therefor, copyright registrations and applications therefor and trademark registrations and applications therefor that are material to the business of the Obligor and owned by such Obligor on the date hereof. To the knowledge of such Obligor, such Obligor possesses the right to use, and has not authorized any other Person to use, any of the letters patents, copyright registrations, trademark registrations or applications listed in Annexes 4, 5, and 6 except as set forth on Annex 7. None of the registrations listed in Annexes 4, 5, and 6 have lapsed or expired due to failure to pay any applicable maintenance fees, annuities or applicable taxes.

                  (2) Annex 7 sets forth a complete and correct list of all licenses and other agreements providing for the grant of rights by or to such Obligor with respect to the Copyrights, Patents and Trademarks of such Obligor on the date hereof.

                  (3) To such Obligor's knowledge, (i) except as set forth in Annex 7, no third party has infringed or misappropriated the rights of such Obligor with respect to any Copyright, Patent or Trademark of such Obligor listed in Annexes 4, 5, and 6, respectively, and (ii) such Obligor is not infringing in any respect any Copyright, Patent or Trademark of any other Person, except as would not reasonably be expected to have a material adverse effect on such Obligor's business. To such Obligor's knowledge, except as may be set forth in Annex 7, no proceedings have been instituted and are pending or have been threatened against such Obligor alleging any violation of any Copyright, Patent or Trademark of any other Person, and such Obligor has received no claim alleging any such violation.

                  (4) To such Obligor's knowledge, such Obligor does not own any trademark registrations in the United States of America to which the last sentence of the definition


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         of Trademark Collateral applies except as would not reasonably be expected to have a material adverse effect on such Obligor's business.

                  Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, each Obligor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Obligor's right, title and interest in, to and under all of the property, assets and revenues, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence, including (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the "Collateral"):

                  (a) all Accounts;

                  (b) all Deposit Accounts;

                  (c) all Instruments;

                  (d) all Documents;

                  (e) all Chattel Paper (whether tangible or electronic);

                  (f) all Inventory;

                  (g) all Equipment;

                  (h) all Fixtures;

                  (i) all Goods not covered by the preceding clauses of this
         Section 3;

                  (j) all Letter-of-Credit Rights;

                  (k) all shares of capital stock of the Issuers represented by the certificates identified in Annex 3 (which, in the case of Issuers that are Foreign Subsidiaries, shall not exceed 66% of the shares of such Issuers) under the name of such Obligor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Obligor (which, in the case of Issuers that are Foreign Subsidiaries, shall not exceed 66% of the shares of such Issuers), in each case together with the certificates evidencing the same (collectively, the "Pledged Stock"), together with:

                           (i) all shares, securities, moneys or property
                  representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock, and


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                           (ii) without affecting the obligations of such
                  Obligor under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Obligor itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (i) or (ii) above and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers being herein collectively called the "Stock Collateral");

                  (l) the Collateral Account, including all Financial Assets and other property and balances credited thereto from time to time;

                  (m) all Investment Property not covered by clause (k) or (l) of this Section 3;

                  (n) all Intellectual Property;

                  (o) all General Intangibles not covered by the preceding clauses of this Section 3;

                  (p) all Commercial Tort Claims;

                  (q) all policies of insurance;

                  (r) all other tangible and intangible personal property whatsoever of such Obligor; and

                  (s) all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor);

provided that the Collateral shall not include: (1) Accounts originated by one or more of the Obligors in connection with the sale or lease of inventory or the rendering of services in the ordinary course of business that are subject to sale to ISP Funding in connection with a Qualified Securitization Program in effect and all Proceeds of such Accounts; (2) the capital stock of any Foreign Subsidiary that is not owned directly by an Obligor; (3) the Intellectual Property described in Section 6.22(a)(iii) of the Credit Agreement and specified in Annex 9; and (4) the Belleville Property or (except to the extent provided in Section 6.13(a) of the Credit Agreement) the Linden Property; and (5) the property subject to any Capital Lease Obligation or purchase money security interest permitted under Section 6.09 of the Credit Agreement, solely to the extent of the restrictions and conditions under the security agreement (or other documentation) governing such Capital Lease Obligations or purchase money security interest.


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                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. The Administrative Agent will cause to be established at one or more banking institutions to be selected by the Administrative Agent accounts (collectively, the "Collateral Account"), which shall be one or more Securities Accounts and Deposit Accounts, each in the name and under the sole dominion and control of the Administrative Agent and, in the case of a Securities Account, in respect of which the Administrative Agent is the Entitlement Holder, into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Administrative Agent pursuant hereto or that, as provided in Section 2.05(k) or Section 6.21(d) of the Credit Agreement, any of the Obligors are required to pledge as cash collateral or otherwise deposit into the Collateral Account. The Financial Assets and other property and balances credited to the Collateral Account from time to time shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as provided (a) in the next sentence with respect to an Event of Default, (b) with respect to the amount of the LC Exposure Sub-Account or the Special Reserve Sub-Account or (c) with respect any property deposited to the Collateral Account in connection with a Disposition as required by Section 6.21(d) of the Credit Agreement (for a period ending on the Initial Settlement Date in respect of such Disposition, if any), the Administrative Agent shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Lead Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal and application only as provided herein (including this Section and Sections 4.04, 4.05 and 5.09) and, in the case of the Special Reserve Sub-Account, Sections
2.20 and 5.03 of the Credit Agreement.

                  4.02 Proceeds of Accounts. If so requested by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Obligor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all obligors on Instruments to make all payments in respect thereof either (a) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) under arrangements, in form and substance satisfactory to the Administrative Agent, pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account. All payments made to the Administrative Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall, upon the request of the Administrative Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor


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for and as the property of the Administrative Agent and shall not be commingled with any other funds or property of such Obligor.

                  4.03 Investment of Balance in Collateral Account. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Cash Equivalents as the Lead Borrower (or, after the occurrence and during the continuance of a Default, the Administrative Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Administrative Agent, and shall be credited to the Collateral Account, provided that at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall sell for cash investments in Cash Equivalents credited to the Collateral Account that are designated by the Lead Borrower in a Special Collateral Release Request, provided that such Cash Equivalents may be readily sold in an established and active market for investments of such type. All Proceeds (including income, gain and sale proceeds) in respect of Cash Equivalents shall be credited to Collateral Account. All losses with respect to any property, including Cash Equivalents, credited to the Collateral Account shall be solely for account of the Obligors, and such losses shall be allocated first to the balance of the Collateral Account other than the LC Exposure Sub-Account or the Special Reserve Sub-Account, second to the Special Reserve Sub-Account and third to the LC Exposure Sub-Account.

                  4.04 Cover for LC Exposure. Amounts deposited into the Collateral Account as cover for LC Exposure under Section 2.05(k) of the Credit Agreement shall be held by the Administrative Agent in a separate sub-account (the "LC Exposure Sub-Account") of the Collateral Account and all amounts held in such sub-account shall constitute collateral security first for the LC Exposure outstanding from time to time and second as collateral security for the other Secured Obligations hereunder. The balance of the LC Exposure Sub-Account shall be applied solely as provided herein. If at any time the balance of the LC Exposure Sub-Account shall be less than the aggregate amount that the Borrowers shall have been required to deposit to the Collateral Account under Section 2.05(k) of the Credit Agreement (including a deficiency as a result of losses on property credited to the Collateral Account which are allocated to the LC Exposure Sub-Account), then, within three Business Days (or, if an Event of Default has occurred and is continuing, one Business Day) after the written request of the Administrative Agent delivered to the Lead Borrower, the Obligors shall deposit to the Collateral Account, for credit to the LC Exposure Sub-Account, an amount in cash no less than the amount of such deficiency.

                  4.05 Dispositions and Net Available Proceeds. Amounts deposited into the Collateral Account in connection with Dispositions pursuant to Section 2.10(b) of the Credit Agreement shall be held by the Administrative Agent in a separate sub-account (the "Special Reserve Sub-Account") of the Collateral Account and all amounts held in such sub-account shall constitute collateral security first for the obligations under the Credit Agreement outstanding from time to time and second as collateral security for the other Secured Obligations hereunder. The balance of the Special Reserve Sub-Account
(a) may be released in cash to the Borrowers solely as provided in Sections 2.20 and 5.03 of the Credit Agreement (provided that any such release shall be limited to the balance of the Special Reserve Sub-Account at the time of such


                          Pledge and Security Agreement
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release, after giving effect to any losses allocated to the Special Reserve
Sub-Account, and the available cash balance credited to the Collateral Account at such time) and (b) shall otherwise be applied solely as provided herein.

                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Obligors hereby agree with the Administrative Agent for the benefit of the Secured Parties as follows:

                  5.01  Delivery and Other Perfection.  Each Obligor shall:

                  (a) deliver to the Administrative Agent any and all Instruments, Chattel Paper, Documents, Letters of Credit, Security Certificates other than Pledged Stock and (subject to the delivery requirements of Section 6.22(e) of the Credit Agreement) the Pledged Stock constituting part of the Collateral in which such Obligor purports to grant a security interest hereunder, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may request; provided that, so long as no Default shall have occurred and be continuing, the Administrative Agent shall, promptly upon request of the Lead Borrower or such Obligor, make appropriate arrangements for making any Instrument pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Administrative Agent, against trust receipt or like document);

                  (b) give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Administrative Agent to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including (after the occurrence of an Event of Default) causing any or all of the Stock Collateral constituting part of the Collateral in which such Obligor purports to grant a security interest hereunder to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any such Stock Collateral is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to the respective Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor hereunder), provided that notices to account debtors in respect of any Accounts, Chattel Paper or General Intangibles and to obligors on Instruments shall be subject to the provisions of clause (c) below;

                  (c) upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, promptly notify (and such Obligor hereby authorizes the Administrative Agent so to notify) each account debtor in respect of any Accounts, Chattel Paper, Instruments or General Intangibles of such Obligor that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Administrative Agent;


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                  (d) without limiting the obligations of such Obligor under
         Section 5.04(c), upon the acquisition after the date hereof by such Obligor of any Equipment covered by a certificate of title or ownership (other than a Motor Vehicle), cause the Administrative Agent to be listed as the lienholder on such certificate of title and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, and within 10 days of the acquisition thereof deliver evidence of the same to the Administrative Agent;

                  (e) cause each insurer in respect of the policies of insurance that constitute Collateral hereunder (other than workers' compensation insurance) to name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk) under such policies;

                  (f) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

                  (g) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Administrative Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Administrative Agent may reasonably require.

                  5.02 Other Financing Statements and Liens. Except with respect to any Permitted Lien, without the prior written consent of the Administrative Agent (granted with the authorization of each Lender), no Obligor shall (a) authorize the filing in any jurisdiction of any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party or (b) or cause or permit any Person other than such Obligor to acquire "control" (as defined in Section 8-106 or as otherwise construed for purposes of Article 8 or 9 of the UCC) over any Security, Securities Account or Deposit Account that is part of the Collateral.

                  5.03 Preservation of Rights. No Secured Party shall be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  5.04  Special Provisions Relating to Certain Collateral.

                  (a)  Stock Collateral.

                  (1) The Obligors will cause the Stock Collateral to constitute at all times 100% (or, in the case of any Issuer that is a Foreign Subsidiary, 66%) of the total number of shares of each class of capital stock of each Issuer then outstanding.

                  (2) If any of the shares, securities, moneys or property required to be pledged by such Obligor under Section 3 are received by such Obligor, forthwith either (x) transfer and


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                                     - 12 -


deliver to the Administrative Agent such shares or securities so received by such Obligor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Administrative Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said Section 3.

                  (3) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement or any other instrument or agreement referred to herein, provided that the Obligors jointly and severally agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement or any such other instrument or agreement; and the Administrative Agent shall execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(a)(3).

                  (4) Unless and until an Event of Default has occurred and is continuing, the Obligors shall be entitled to receive and retain any and all dividends and distributions on the Stock Collateral (it being understood and agreed that such Proceeds shall continue to be part of the Collateral).

                  (5) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Administrative Agent or any Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Administrative Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, the Obligors jointly and severally agree to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end.

                  (b)  Intellectual Property.

                  (1) For the purpose of enabling the Administrative Agent to exercise its rights and remedies under Section 5.05, each Obligor hereby grants to the Administrative Agent, to the extent enforceable, a non-exclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, solely during such period as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies under Section 5.05, any of the Intellectual Property now owned or hereafter acquired by such Obligor, with the right to sublicense as necessary to enable the Administrative Agent to exercise its rights and remedies under Section 5.05.


                          Pledge and Security Agreement

                  (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Credit Agreement that limit the rights of the Obligors to dispose of their property (including Section 6.08), so long as no Event of Default shall have occurred and be continuing, the Obligors have the sole right to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take any other actions the Obligors deem appropriate in their sole discretion with respect to the Intellectual Property in the ordinary course of their businesses. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Administrative Agent shall from time to time, upon the request of any Obligor, execute and deliver any instruments, certificates or other documents, in the form so requested, that such Obligor determines are appropriate (in its sole judgment) to allow it to take any action permitted above (including relinquishment of the rights provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the permitted Disposition of any Intellectual Property, such Intellectual Property, including the licenses granted to the Administrative Agent pursuant to clause (1) immediately above with respect thereto, shall be immediately and automatically released, and the Administrative Agent shall have no further rights to such Intellectual Property. The exercise of rights and remedies under
Section 5.05 by the Administrative Agent shall not alter or terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this clause (2).

                  (3) The Obligors will furnish to the Administrative Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) amendments to Annexes 4, 5 and/or 6, as the case may be, to include any letters patents of the United States or other countries and applications therefor, copyright registrations and applications therefor and trademark registrations and applications therefor that are material to the business of the Obligor and owned by such Obligor that become part of the Collateral under this Agreement.

                  (c)  Motor Vehicles.

                  (1) Upon notice from the Administrative Agent to the Lead Borrower, each Obligor shall promptly (and in any event within 10 days of such notice) deliver to the Administrative Agent originals of the certificates of title or ownership for the Motor Vehicles (or, if such notice is limited to specified Motor Vehicles, such specified Motor Vehicles) owned by it with the Administrative Agent listed as lienholder and take such other action as the Administrative Agent shall deem appropriate to perfect the security interest created hereunder in all such Motor Vehicles (or such specified Motor Vehicles, as the case may be).

                  (2) Without limiting the generality of the foregoing, upon the acquisition after the date hereof by any Obligor of any Motor Vehicle, such Obligor shall, to the extent any notice pursuant to clause (1) above shall specify that it applies to future acquisitions, deliver to the Administrative Agent originals of the certificates of title or ownership for such Motor Vehicles, together with the manufacturer's statement of origin with the Administrative Agent listed as lienholder.

                  (3) Without limiting Section 5.10, each Obligor hereby appoints the Administrative Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Obligor title or


                          Pledge and Security Agreement
ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Obligor to be retitled and the Administrative Agent listed as lienholder thereon, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Obligor as the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof (including the purpose of creating in favor of the Administrative Agent a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Administrative Agent under Section 5.05). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  (4) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

                  (d) Insurance. Each policy of insurance that shall constitute part of the Collateral hereunder shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent shall not be invalidated by any act or negligence of any Obligor or other Person having an interest in any property covered by the real property security documents nor by occupancy or use of any such property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such property. The Lead Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

                  (e) Securities Accounts. Each Obligor shall cause the Administrative Agent to acquire "control" (as defined in Section 8-106 or as otherwise construed for purposes of Article 8 or 9 of the UCC) over any Securities Account of such Obligor within 10 days of when such Obligor shall open, or otherwise obtain an interest in, such Securities Account, pursuant to a written agreement in form and substance reasonably acceptable to the Administrative Agent.

                  5.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

                  (a) each Obligor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Administrative Agent and such Obligor, designated in its request;

                  (b) the Administrative Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (c) the Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent


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
                                     - 15 -


         were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Administrative Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (e) the Administrative Agent may, upon ten Business Days' prior written notice to the Lead Borrower, on behalf of all Obligors, of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of any of the Secured Parties or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any of the Secured Parties or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Administrative Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Administrative Agent in Section 5.04(b), shall be applied in accordance with
Section 5.09.

                  The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.


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
                                     - 16 -


                  5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

                  5.07 Locations; Names. Without at least 30 days' prior written notice to the Administrative Agent, no Obligor shall change the location of its chief executive office, the jurisdiction of its organization or its name from the name shown on the signature pages hereto or any Guaranty Assumption Agreement to which it is a party. Annex 8 correctly specifies (i) the location, including county or parish, of the place of business of each Obligor, or (if such Obligor has more than one place of business, of the chief executive office of such Obligor, during the period of four months ending on the Effective Date (or, in the case of any Obligor that joins this Agreement pursuant to Section 6.11, ending on the date of such joinder), (ii) the jurisdiction of organization of each Obligor during the period of four months ending on the Effective Date (or, in the case of any Obligor that joins this Agreement pursuant to Section 6.11, ending on the date of such joinder) and (iii) each location where Goods of each Obligor are located (other than Motor Vehicles constituting Equipment and Goods in transit).

                  5.08 Private Sale. No Secured Party shall incur liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against any Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Administrative Agent under Section 4 or this Section 5, shall be applied by the Administrative Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

                  Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Secured Parties holding the same may otherwise agree (including pursuant to Section 2.17(e) of the Credit Agreement); and

                  Finally, to the payment to the respective Obligors, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing: (a) the proceeds of any cash or other amounts held in the LC Exposure Sub-Account pursuant to Section 4.04 shall be applied first to the LC Exposure outstanding from time to time and second to the other Secured Obligations in the manner


                          Pledge and Security Agreement
provided above in this Section 5.09; and (b) the proceeds of any cash or other amounts held in the Special Reserve Sub-Account pursuant to Section 4.05 shall be applied first to the obligations under Credit Agreement outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Administrative Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Administrative Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  Section 6.  Miscellaneous.

                  6.01 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 9.01 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section.

                  6.02 No Waiver. No failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Administrative Agent (with the consent of each Lender or the Required Lenders as specified in Section 9.02(b) of the Credit Agreement). Any such amendment or waiver shall be binding upon the Secured Parties and each holder of any of the Secured Obligations and each Obligor.

                  6.04 Expenses. The Obligors jointly and severally agree to reimburse each of the Secured Parties for all of their reasonable costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Administrative Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other


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
                                     - 18 -


negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

                  6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor and the Secured Parties, provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent (other than in connection with a merger permitted under Section 6.08 of the Credit Agreement).

                  6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  6.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.09 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  6.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  6.11 Additional Subsidiary Guarantors. Each Subsidiary of Chemco that shall be required to become a "Subsidiary Guarantor" pursuant to
Section 6.16 of the Credit Agreement shall contemporaneously become a " Subsidiary Guarantor" and "Obligor" under this Agreement, by executing and delivering to the Administrative Agent a Guarantee Assumption Agreement in the form of Exhibit B to the Credit Agreement and, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a "Subsidiary Guarantor" and "Obligor" for all purposes of this Agreement, and each of the Annexes shall be supplemented in the manner specified in such Guarantee Assumption Agreement.

                  6.12 Termination. Upon the occurrence of each of the following: (a) all of the Secured Obligations have become due (whether at stated maturity or payment date, upon acceleration or otherwise) and have been paid in full, (b) all Commitments of the Lenders have terminated and (c) all Letters of Credit have expired or have been cancelled, then upon the written request of the Lead Borrower and at the expense of the Obligors, the Administrative Agent shall promptly cause to be assigned, transferred and delivered, against receipt but without


                          Pledge and Security Agreement
any recourse, warranty or representation whatsoever, any remaining Collateral, to or upon the order of the Lead Borrower, including execution and delivery to any Obligor of such Uniform Commercial Code termination statements and other documents as may be prepared by such Obligor and reasonably required to effect the termination of the Liens created pursuant to this Agreement.


                          Pledge and Security Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                                            BORROWERS

                                            ISP CHEMCO INC.
                                            ISP CHEMICALS INC.
                                            ISP TECHNOLOGIES INC.
                                            ISP MINERALS INC.



                                            By:/s/ Richard A. Weinberg
                                               _________________________________
                                               Name:
                                               Title:


                                            SUBSIDIARY GUARANTORS

                                            BLUEHALL INCORPORATED
                                            VERONA INC.
                                            ISP ALGINATES INC.
                                            ISP MANAGEMENT COMPANY, INC.
                                            ISP REAL ESTATE COMPANY, INC.
                                            ISP FREETOWN FINE CHEMICALS INC.
                                            ISP INVESTMENTS INC.
                                            ISP GLOBAL TECHNOLOGIES INC.
                                            ISP INTERNATIONAL CORP.
                                            ISP (PUERTO RICO) INC.
                                            ISP MANAGEMENT LLC
                                            ISP MINERALS LLC
                                            ISP TECHNOLOGIES LLC
                                            ISP CHEMICALS LLC
                                            ISP INVESTMENTS LLC
                                            ISP GLOBAL TECHNOLOGIES LLC



                                            By:/s/ Richard A. Weinberg
                                               _________________________________
                                               Name:
                                               Title:



                                            ISP ENVIRONMENTAL SERVICES INC.



                                            By:/s/ Richard A. Weinberg
                                               _________________________________
                                               Name:
                                               Title:



                          Pledge and Security Agreement

                                            THE CHASE MANHATTAN BANK,
                                               as Administrative Agent




                                            By:/s/ Peter A. Dedousis
                                               _________________________________
                                               Name: Peter A. Dedousis
                                               Title: Managing Director



                          Pledge and Security Agreement

                                                                         ANNEX 1

                                 CHANGES OF NAME

                               [See Section 2(d)]

Former Name                                                       Date of Change
-----------                                                       --------------


                            Annex 1 (Change of Name)

                                                                         ANNEX 2

                                NEW DEBTOR EVENTS

                               [See Section 2(d)]

Description of Event                                               Date of Event
--------------------                                               -------------


                           Annex 2 (New Debtor Events)

                                                                         ANNEX 3
                                  PLEDGED STOCK

                               [See Section 2(e)]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

                     Certificate                 Registered
   Issuer               Nos.                       Owner             Number of Shares
   ------               ----                       -----             ----------------
[Issuer #1]            _______                    ________           _______ shares of
                                                                    [common/preferred]
                                                                      stock, [no] par
                                                                     value [$________]

[Issuer #2]            _______                    ________           _______ shares of
                                                                    [common/preferred]
                                                                      stock, [no] par
                                                                     value [$________]

[Issuer #3]            _______                    ________           _______ shares of
                                                                    [common/preferred]
                                                                      stock, [no] par
                                                                     value [$________]


                             Annex 3 (Pledged Stock)

                                                                         ANNEX 4

                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS

                               [See Section 2(f)]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

Title         Date Filed            Registration No.             Effective Date
-----         ----------            ----------------             --------------


                              Annex 4 (Copyrights)

                                                                         ANNEX 5

                     LIST OF PATENTS AND PATENT APPLICATIONS

                               [See Section 2(f)]


[Complete for each Obligor:]

[NAME OF OBLIGOR]

File            Patent             Country           Registration No.       Date
----            ------             -------           ----------------       ----


                                Annex 5 (Patents)

                                                                         ANNEX 6

                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                               [See Section 2(f)]


                                 U.S. TRADEMARKS


[Complete for each Obligor:]

[NAME OF OBLIGOR]

                                   Application (A)
                                  Registration (R)                Registration
      Mark                        or Serial No. (S)              or Filing Date
      ----                        -----------------              --------------


                              Annex 6 (Trademarks)

                               FOREIGN TRADEMARKS


[Complete for each Obligor:]

[NAME OF OBLIGOR]


                     Application (A)                             Registration or
     Mark           Registration (R)          Country            Filing Date (F)
     ----           ----------------          -------            ---------------


                              Annex 6 (Trademarks)

                                                                         ANNEX 7

                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                               [See Section 2(f)]


[Complete for each Obligor:]

[NAME OF OBLIGOR]


                               Annex 7 (Licenses)

                                                                         ANNEX 8

                                LIST OF LOCATIONS

                               [See Section 5.07]


[Complete for each Obligor:]

[NAME OF OBLIGOR]


                               Annex 8 (Locations)

                                                                         ANNEX 9

            PERMITTED EXCEPTIONS TO CREATION, PERFECTION OR PRIORITY

                        [See Section 2(b) and Section 3]


                         Annex 9 (Permitted Exceptions)